Exhibit 99.1

Adaptin Bio Shares to be Quoted on the OTCQB Under Ticker Symbol APTN

CHARLOTTE, N.C.— April 6, 2026—Adaptin Bio, Inc. (OTCQB: APTN), (“Adaptin” or the “Company”), a biotechnology company developing precision cancer therapeutics enabled by targeted delivery to the brain and other difficult-to-reach tissues, today announced that its common shares have been approved for quotation on the OTCQB® Venture Market under the ticker symbol APTN. Quotation on the OTCQB is expected to provide greater access to U.S. investors, improve liquidity, and enhance visibility within the investment community. The Company expects trading to begin approximately within the next 6-8 weeks and will provide any material updates as they become available.

“We are extremely pleased to have our shares approved for quotation on the OTCQB as part of the execution of our business plan. The pending quotation will provide more investors the ability to participate in Adaptin’s mission to advance our novel CNS-targeted therapies for difficult-to-treat cancers,” said Michael J. Roberts, Ph.D., Chief Executive Officer of Adaptin Bio. “Importantly APTN-101, our lead program that is expected to begin a Phase 1 first-in-human clinical trial shortly, leverages our BRiTE antibody delivery platform, and has demonstrated compelling anti-tumor activity and a favorable safety profile in multiple preclinical models. APTN-101 has the potential to meaningfully improve the lives of patients suffering from a variety of devastating diseases, and we are focused on advancing this compound through clinical trials and bringing it to patients as rapidly as possible.”

About APTN-101 BRiTE Therapeutic

Adaptin Bio’s proprietary brain bispecific T cell engager, APTN-101, leverages the enhanced “hitchhiking” capabilities of manipulated immune cells to deliver therapeutic agents directly to brain tumors. The novel approach has demonstrated high specificity for EGFRvIII-expressing glioma cells, dose-responsive efficacy against diverse patient-derived glioma cell lines, and a favorable safety profile. By manipulating the immune system either in vivo or ex vivo, BRiTE aims to overcome traditional treatment barriers and offer a promising new therapeutic option for patients with intracerebral malignancies.

About Adaptin Bio, Inc.

Adaptin Bio, Inc. is a biotechnology company developing novel therapies for oncology and central nervous system disorders. Its mission is to improve patient outcomes in difficult-to-treat cancers by improving and enhancing drug delivery to the brain and other tissues. The Company’s proprietary Brain Bispecific T cell Engager (BRiTE) technology was developed by researchers at the Department of Neurosurgery at Duke University. APTN-101 is FDA-cleared for a Phase 1 clinical trial in glioblastoma (GBM), and other indications are being considered for future studies. For more information, visit www.adaptinbio.com.

Caution Regarding Forward Looking Statements:

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. These forward-looking statements may include information concerning possible or projected future business operations. Such statements are often characterized by the use of qualified words (and their derivatives) such as “aims,” “anticipate,” “believe,” “continues,” “could,” “design,” “estimate,” “expect,” “goals,” “intend,” “looking,” “may,” “objectives,” “opportunity,” “outlook,” “plan,” “positioned,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would,” or other statements concerning opinions or judgments of the Company and its management about future events. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to raise additional money to fund our operations for at least the next 12 months as a going concern and develop our product candidate as anticipated; our ability to control costs associated with our operations; intellectual property risks; risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, initiation, enrollment, and results of such trials; any delays in regulatory review and approval of product candidates in development; reliance on third parties to supply drug substance and drug product for our clinical trials and preclinical studies, and produce commercial supplies of product candidates; the potential advantages of our product candidate; our competitive position; risks related to our ability to initiate trading and develop a market for common stock; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including on our Board of Directors; volatility and uncertainty in the global economy and financial markets; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our filings with the Securities and Exchange Commission. Adaptin assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Investor Contact:

1-800-428-8070

investor@adaptinbio.com